Exhibit 99.1
Earthstone Energy, Inc. Reports 2021 First Quarter Financial Results
Generates $31.8 Million of Free Cash Flow

The Woodlands, Texas, May 5, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we”, “our” or “us”), today announced financial and operating results for the three months ended March 31, 2021.

Year-to-Date 2021 Highlights
•Closed the IRM Acquisition(1) on January 7, 2021
•Signed the Tracker/Sequel Purchase Agreements(2) on March 31, 2021 with an anticipated closing early in the third quarter of 2021
•Average daily production of 20,321 Boepd(3)
•Adjusted EBITDAX(4) of $43.8 million ($23.97 per Boe)
•All-in cash costs(4) of $12.65 per Boe
•Operating Margin(4) of $32.64 per Boe ($26.71 including realized hedge settlements)
•Free Cash Flow(4) of $31.8 million
•Net loss of $10.6 million, or $0.14 per Adjusted Diluted Share(4)
◦Adjusted net income of $13.4 million, or $0.17 per Adjusted Diluted Share(4)
(1)On January 7, 2021, we closed our acquisition (the “IRM Acquisition”) of Independence Resources Management, LLC and certain of its affiliates (“IRM”).
(2)On March 31, 2021, the Company entered into two purchase and sale agreements (the “Tracker/Sequel Purchase Agreements”). A significant shareholder of Earthstone owns 49% of Tracker.
(3)Represents reported sales volumes.
(4)See the "Non-GAAP Financial Measures" section below.

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “The first quarter of 2021 was outstanding for the Earthstone team as we continue to grow our business, while maintaining low debt compared to cash flows. We closed and integrated the IRM assets, had strong financial results with almost $32 million in free cash flow, reduced debt by $37 million from $260 million upon closing IRM to $223 million at quarter-end and announced another accretive acquisition. Despite an estimated 5-7% reduction in volumes for the quarter due to the effects of the winter storm in February, we reported strong operational performance with over 20,000 Boepd of production and continued cost control. We resumed our drilling program in March and completed five wells in the quarter. Finally, we announced the next step in our consolidation effort with the Tracker/Sequel Purchase Agreements which are expected to close early in the third quarter. With the strong start to the year, we expect to deliver on our previous commitment to increasing scale and profitable growth.”

Operational Update

The Company completed five wells and initiated a one-rig drilling program in the Midland Basin during the first quarter of 2021. Five gross (3.7 net) wells were completed in Upton County in the Hamman project in the Wolfcamp A and B zones. Peak 30-day production averaged 493 Boepd (86% oil) per well with average completed lateral lengths of approximately 4,600 feet from each of the five wells. The drilling program began with a three-well pad (2.1 net wells) in Midland County targeting the Jo Mill, Lower Spraberry and Wolfcamp B zones. The wells will have average laterals of approximately 6,800 feet. We will follow this pad with a four-well pad (95% working interest) on the recently acquired IRM acreage in Midland County. Completion activity on the Midland County wells is expected to begin in the second quarter with wells turned online in the third quarter. We then expect to keep the rig in Upton County for the remainder of the year.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended March 31,
	2021	2020
Total revenues	$75,572	$45,138

Lease operating expense	10,849	9,339

General and administrative expense (excluding stock-based compensation)	5,051	4,438
Stock-based compensation (non-cash)	3,329	2,694
General and administrative expense	$8,380	$7,132

Net (loss) income	$(10,556)	$36,714
Less: Net (loss) income attributable to noncontrolling interest	(4,723)	20,006
Net (loss) income attributable to Earthstone Energy, Inc.	(5,833)	16,708
Net (loss) income per common share(1)
Basic	(0.14)	0.57
Diluted	(0.14)	0.57
Adjusted EBITDAX(2)	$43,843	$38,203

Production(3):
Oil (MBbls)	1,057	880
Gas (MMcf)	2,445	1,670
NGL (MBbls)	365	276
Total (MBoe)(4)	1,829	1,435
Average Daily Production (Boepd)	20,321	15,767
Average Prices:
Oil ($/Bbl)	57.56	46.59
Gas ($/Mcf)	2.39	0.65
NGL ($/Bbl)	24.40	11.01
Total ($/Boe)	41.32	31.46
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	47.67	56.62
Gas ($/Mcf)	2.23	1.19
NGL ($/Bbl)	24.40	11.01
Total ($/Boe)	35.39	38.25
Operating Margin per Boe
Average realized price	$41.32	$31.46
Lease operating expense	5.93	6.51
Production and ad valorem taxes	2.75	2.11
Operating margin per Boe(2)	32.64	22.84
Realized hedge settlements	(5.93)	6.79
Operating margin per Boe (including realized hedge settlements)(2)	$26.71	$29.63
(1)Net (loss) income per common share attributable to Earthstone Energy, Inc.
(2)See “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.
(4)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

Liquidity Update

As of March 31, 2021, we had $1.4 million in cash and $223.4 million of long-term debt outstanding under our senior secured revolving credit facility (our “Credit Facility”) with a borrowing base of $360 million. With the $136.6 million of undrawn borrowing base capacity and $1.4 million in cash, we had total liquidity of approximately $138.0 million. Adjusted for the increase in the borrowing base to $475 million as of April 20, 2021, we had $251.6 million of undrawn borrowing base capacity and $1.4 million in cash, resulting in total liquidity of approximately $253.0 million. Through March 31, 2021, we had incurred $9.8 million of our estimated $90-$100 million in capital expenditures for 2021. We expect to fund our remaining 2021 capital expenditures through internally generated funds and continue generating free cash flow that will enable us to continue to pay down debt.

Commodity Hedging

Hedging Activities

The following table sets forth our outstanding derivative contracts as of March 31, 2021. When aggregating multiple contracts, the weighted average contract price is disclosed.

As of March 31, 2021:

Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
Q2 - Q4 2021	Crude Oil	2,389,910	$48.43
Q1 - Q4 2022	Crude Oil	1,458,500	$52.96
Q2 - Q4 2021	Crude Oil Basis Swap (1)	739,910	$0.32
Q2 - Q4 2021	Crude Oil Basis Swap (2)	1,375,000	$1.05
Q2 - Q4 2021	Crude Oil Roll Swap (3)	739,910	$(0.26)
Q1 - Q4 2022	Crude Oil Basis Swap (1)	1,368,750	$0.74
Q2 - Q4 2021	Natural Gas	5,500,000	$2.81
Q1 - Q4 2022	Natural Gas	450,000	$2.97
Q2 - Q4 2021	Natural Gas Basis Swap (4)	5,500,000	$(0.37)
Q1 - Q4 2022	Natural Gas Basis Swap (4)	450,000	$(0.23)
(1)The basis differential price is between WTI Midland Crude TMA and the WTI NYMEX.
(2)The basis differential price is between WTI Midland Crude CMA and the WTI NYMEX.
(3)The swap is between WTI Roll and the WTI NYMEX.
(4)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Hedging Update
The following table sets forth our outstanding derivative contracts at May 3, 2021. When aggregating multiple contracts, the weighted average contract price is disclosed.

Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
Q2 - Q4 2021	Crude Oil	2,504,660	$48.83
Q1 - Q4 2022	Crude Oil	1,732,250	$53.64
Q2 - Q4 2021	Crude Oil Basis Swap (1)	739,910	$0.32
Q2 - Q4 2021	Crude Oil Basis Swap (2)	1,489,750	$1.02
Q2 - Q4 2021	Crude Oil Roll Swap (3)	739,910	$(0.26)
Q1 - Q4 2022	Crude Oil Basis Swap (1)	1,642,500	$0.74
Q2 - Q4 2021	Natural Gas	5,959,000	$2.81
Q1 - Q4 2022	Natural Gas	1,545,000	$2.81
Q2 - Q4 2021	Natural Gas Basis Swap (4)	5,959,000	$(0.35)
Q1 - Q4 2022	Natural Gas Basis Swap (4)	1,545,000	$(0.20)
    (1)    The basis differential price is between WTI Midland Crude TMA and the WTI NYMEX.
(2)    The basis differential price is between WTI Midland Crude CMA and the WTI NYMEX.
(3)    The swap is between WTI Roll and the WTI NYMEX.
(4)    The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Conference Call Details

Earthstone is hosting a conference call on Thursday, May 6, 2021 at 12:00 p.m. Eastern (11:00 a.m. Central) to discuss the Company’s financial results for the first quarter of 2021 and its outlook for the remainder of 2021. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer and Steven C. Collins, Executive Vice President of Operations, will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company website (www.earthstoneenergy.com). Please select “Events & Presentations” under the “Investors” section of the Company’s website and log on at least 10 minutes in advance to register.

A replay of the call and webcast will be available on the Company’s website and by telephone until 12:00 p.m. Eastern (11:00 a.m. Central), Thursday, May 20, 2021. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13719456.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in development and operation of oil and natural gas properties. The Company’s primary assets are in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on NYSE under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “forecast,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2020, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31,	December 31,
ASSETS	2021	2020
Current assets:
Cash	$1,447	$1,494
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	33,134	16,255
Joint interest billings and other, net of allowance of $19 and $19 at March 31, 2021 and December 31, 2020, respectively	6,497	7,966
Derivative asset	196	7,509
Prepaid expenses and other current assets	3,204	1,509
Total current assets	44,478	34,733

Oil and gas properties, successful efforts method:
Proved properties	1,253,689	1,017,496
Unproved properties	233,767	233,767
Land	5,382	5,382
Total oil and gas properties	1,492,838	1,256,645

Accumulated depreciation, depletion and amortization	(315,460)	(291,213)
Net oil and gas properties	1,177,378	965,432

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation and amortization of $4,392 and $3,675 at March 31, 2020 and December 31, 2020, respectively	1,249	931
Derivative asset	1,495	396
Operating lease right-of-use assets	2,289	2,450
Other noncurrent assets	2,064	1,315
TOTAL ASSETS	$1,228,953	$1,005,257
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,891	$6,232
Revenues and royalties payable	25,522	27,492
Accrued expenses	18,688	16,504
Asset retirement obligation	568	447
Derivative liability	25,063	1,135
Advances	2,246	2,277
Operating lease liabilities	777	773
Finance lease liabilities	54	69
Other current liabilities	912	565
Total current liabilities	90,721	55,494

Noncurrent liabilities:
Long-term debt	223,424	115,000
Deferred tax liability	14,189	14,497
Asset retirement obligation	13,448	2,580
Derivative liability	2,566	173
Operating lease liabilities	1,674	1,840
Finance lease liabilities	—	5

Other noncurrent liabilities	854	132
Total noncurrent liabilities	256,155	134,227

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 44,104,541 and 30,343,421 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	44	30
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 34,431,340 and 35,009,371 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	34	35
Additional paid-in capital	624,916	540,074
Accumulated deficit	(201,091)	(195,258)
Total Earthstone Energy, Inc. equity	423,903	344,881
Noncontrolling interest	458,174	470,655
Total equity	882,077	815,536

TOTAL LIABILITIES AND EQUITY	$1,228,953	$1,005,257

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2021	2020
REVENUES
Oil	$60,819	$41,012
Natural gas	5,852	1,086
Natural gas liquids	8,901	3,040
Total revenues	75,572	45,138

OPERATING COSTS AND EXPENSES
Lease operating expense	10,849	9,339
Production and ad valorem taxes	5,027	3,023
Depreciation, depletion and amortization	24,407	24,656
Impairment expense	—	60,371
General and administrative expense	8,380	7,132
Transaction costs	2,106	844
Accretion of asset retirement obligation	290	44
Exploration expense	—	301
Total operating costs and expenses	51,059	105,710

Gain on sale of oil and gas properties	—	204

Income (loss) from operations	24,513	(60,368)

OTHER INCOME (EXPENSE)
Interest expense, net	(2,217)	(1,736)
(Loss) gain on derivative contracts, net	(33,263)	99,784
Other income (expense), net	103	126
Total other income (expense)	(35,377)	98,174

(Loss) income before income taxes	(10,864)	37,806
Income tax benefit (expense)	308	(1,092)
Net (loss) income	(10,556)	36,714

Less: Net (loss) income attributable to noncontrolling interest	(4,723)	20,006

Net (loss) income attributable to Earthstone Energy, Inc.	$(5,833)	$16,708

Net (loss) income per common share attributable to Earthstone Energy, Inc.:
Basic	$(0.14)	$0.57
Diluted	$(0.14)	$0.57

Weighted average common shares outstanding:
Basic	42,778,916	29,497,428
Diluted	42,778,916	29,497,428

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(10,556)	$36,714
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	24,407	24,656
Impairment of proved and unproved oil and gas properties	—	42,751
Impairment of goodwill	—	17,620
Accretion of asset retirement obligations	290	44
Settlement of asset retirement obligations	(15)	—
(Gain) on sale of oil and gas properties	—	(204)
Total loss (gain) on derivative contracts, net	33,263	(99,784)
Operating portion of net cash (paid) received in settlement of derivative contracts	(10,905)	9,739
Stock-based compensation	3,329	2,694
Deferred income taxes	(308)	1,092
Amortization of deferred financing costs	141	80
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(5,379)	13,780
(Increase) decrease in prepaid expenses and other current assets	367	(312)
Increase (decrease) in accounts payable and accrued expenses	5,389	2,846
Increase (decrease) in revenues and royalties payable	(2,081)	5,640
Increase (decrease) in advances	358	(8,814)
Net cash provided by operating activities	38,300	48,542
Cash flows from investing activities:
Acquisition of oil and gas properties, net of cash acquired	(134,641)	—
Additions to oil and gas properties	(8,913)	(39,299)
Additions to office and other equipment	(226)	(87)
Proceeds from sales of oil and gas properties	—	409
Net cash used in investing activities	(143,780)	(38,977)
Cash flows from financing activities:
Proceeds from borrowings	177,114	17,500
Repayments of borrowings	(68,690)	(35,500)
Cash paid related to the exchange and cancellation of Class A Common Stock	(2,080)	(214)
Cash paid for finance leases	(20)	(72)
Deferred financing costs	(891)	—
Net cash provided by (used in) financing activities	105,433	(18,286)
Net decrease in cash	(47)	(8,721)
Cash at beginning of period	1,494	13,822
Cash at end of period	$1,447	$5,101
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$1,922	$1,676
Non-cash investing and financing activities:
Class A Common Stock issued in IRM Acquisition	$76,572	$—
Accrued capital expenditures	$7,775	$31,011
Asset retirement obligations	$427	$21

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, All-In Cash Costs, Free Cash Flow, Adjusted Working Capital Deficit and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net (loss) income because of their wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended
	March 31,
	2021	2020
Class A Common Stock - Diluted	42,778,916	29,497,428
Class B Common Stock	34,502,153	35,230,945
Adjusted Diluted Shares	77,281,069	64,728,373

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net (loss) income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depreciation, depletion and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax (benefit) expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for the periods indicated:

($000s, except per Boe data)	Three Months Ended
	March 31,
	2021	2020
Net (loss) income	$(10,556)	$36,714
Accretion of asset retirement obligations	290	44
Depreciation, depletion and amortization	24,407	24,656
Impairment expense	—	60,371
Interest expense, net	2,217	1,736
Transaction costs	2,106	844
(Gain) on sale of oil and gas properties	—	(204)
Exploration expense	—	301
Unrealized loss (gain) on derivative contracts	22,358	(90,045)
Stock based compensation (non-cash)(1)	3,329	2,694
Income tax (benefit) expense	(308)	1,092
Adjusted EBITDAX	$43,843	$38,203
Total production (MBoe)(2)(3)	1,829	1,435
Adjusted EBITDAX per Boe	$23.97	$26.63

(1)Included in General and administrative expense in the Condensed Consolidated Statements of Operations.
(2)Represents reported sales volumes.
(3)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

III. Adjusted Net Income

We define “Adjusted Net Income” as net (loss) income plus, when applicable, unrealized loss (gain) on derivative contracts; impairment expense; (gain) on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted Net Income for the periods indicated:

($000s, except share and per share data)	Three Months Ended
	March 31,
	2021	2020
Net (loss) income	$(10,556)	$36,714
Unrealized loss (gain) on derivative contracts	22,358	(90,045)
Impairment expense	—	60,371
(Gain) on sale of oil and gas properties	—	(204)
Transaction costs	2,106	844
Income tax effect of the above	(466)	553
Adjusted Net Income	$13,442	$8,233
Adjusted Diluted Shares	77,281,069	64,728,373
Adjusted Net Income per Adjusted Diluted Share	$0.17	$0.13

IV. All-In Cash Costs

We define “All-In Cash Costs” as lease operating expenses plus production and ad valorem taxes, interest expense, net, and general and administrative expense (excluding stock-based compensation).

Our All-In Cash Costs measure provides additional information that may be used to further understand our total cost of production. We use All-In Cash Costs as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. All-In Cash Costs should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. All-In Cash Costs, as used by us, may not be comparable to similarly titled measures reported by other companies.

All-In Cash Costs for the periods indicated:

($000s, except per Boe data)	Three Months Ended
	March 31,
	2021	2020
Lease operating expense	$10,849	$9,339
Production and ad valorem taxes	5,027	3,023
Interest expense, net	2,217	1,736
General and administrative expense (excluding stock-based compensation)	5,051	4,438
All-In Cash Costs	$23,144	$18,536
Total production (MBoe)(1)(2)	1,829	1,435
All-In Cash Costs per Boe	$12.65	$12.92

(1)Represents reported sales volumes.
(2)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

V. Free Cash Flow

Free Cash Flow is a measure that we use as an indicator of our ability to fund our development activities. We define Free Cash Flow as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

Management believes that Free Cash Flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Free Cash Flow for the periods indicated:

($000s)	Three Months Ended
	March 31,
	2021	2020
Adjusted EBITDAX	$43,843	$38,203
Interest expense, net	(2,217)	(1,736)
Capital expenditures (accrual basis)	(9,801)	(41,826)
Free Cash Flow	$31,825	$(5,359)

VI. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.